Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BioDrain Medical, Inc. (the Company) of our report, dated March 22, 2013, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of BioDrain Medical, Inc. for the year ended December 31, 2012.

Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

May 10, 2013